As filed with the Securities and Exchange Commission on October 25, 2004
Registration No. 333-104369

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Amendment No. 4

NORVANCO INC.
(Name of small business issuer in its charter)

NEVADA	7900	80-0015705
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

155 Gran Via, Palm Desert, CA 92260,
Tel: (760) 776-9798
(Address and telephone number of principal executive offices)

Stephen F.X. O'Neill, Esq.
O'NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: 360-332-3300

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share, previously issued to investors	3,564,383 shares	$0.25	$891,096	$112.90

(1)	The $0.25 per share offering price of the Registrant's common stock was influenced by the last sales price from its most recent private offering of common stock, which was $0.25 per share.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act").

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "SEC"), acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, OCTOBER 20, 2004

PROSPECTUS

NORVANCO INC.

3,564,383 SHARES
COMMON STOCK
----------------

The selling shareholders named in this prospectus are offering 3,564,383 of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering. We have set an offering price for these securities of $0.25 per share. The 3,564,383 shares offered under this prospectus are being offered for a period of nine months and there is no assurance that all or any of the 3,564,383 shares offered will be subscribed.

			Proceeds to Selling
			Shareholders Before Expenses
	Offering Price	Commissions	and Commissions

Per Share	$0.25	Not Applicable	$0.25

Total	$891,096	Not Applicable	$891,096

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

We will bear the expenses associated with these offering materials and those associated with the filing of this Form SB-2 Registration Statement with the Securities and Exchange Commission (the "SEC"). The estimated cost of this offering is $21,075.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7 - 8.

This offering will terminate nine months after the accompanying registration statement is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The date of this Prospectus is: October 20, 2004

TABLE OF CONTENTS

		Page

Summary		5

Risk Factors		7

-	If we do not obtain additional financing, our business may fail	7
-	Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in our company	7
-	Because our two directors and officers own approximately 58% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Thompson and Mr. Hill are inconsistent with the best interests of other stockholders	7
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	7
-	Our independent auditors believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment	8
-	If the public does not patronize our entertainment productions, our business will fail	8
-	Because all of the selling shareholders are non-U.S. residents, it may be difficult for investors to enforce any rights they may have under any applicable securities laws against the selling shareholders	8

Use of Proceeds		8

Determination of Offering Price		8

Dilution		8

Selling Shareholders		9

Plan of Distribution		11

Legal Proceedings		12

Directors, Executive Officers, Promoters and Control Persons		12

Security Ownership of Certain Beneficial Owners and Management		13

Description of Securities		14

Interest of Named Experts and Counsel		15

Disclosure of Commission Position of Indemnification for Securities Act Liabilities		16

Description of Business		16

Plan of Operations		23

Description of Property		26

Certain Relationships and Related Transactions		26

Market for Common Equity and Related Stockholder Matters		27

Executive Compensation		30

Financial Statements		31

Changes in and Disagreements with Accountants		32

Where You Can Find More Information		32

Dealer Prospectus Delivery Obligation

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision.

In this prospectus "we", "us", "our", and "our company" refer to Norvanco Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Norvanco Inc.

We are a development stage company in the business of developing low cost talent-based entertainment programs for distribution over the Internet, television, pay-per-view, video tape, video on demand (V.O.D.), and DVD. We are insolvent, have had no revenues and have suffered recurring losses from our operations to date. We will be required to seek additional financing from sales of our securities to satisfy our anticipated working capital requirements. For these reasons our auditors stated in their report to our audited financial statements that they have substantial doubt we will be able to continue as a going concern.

We are presently developing several entertainment projects, including our main production known as "Natural Follies". The Natural Follies project is intended to be a beauty pageant style production featuring some nudity, comedy, contests and music. We acquired the Natural Follies project from our President, Gordon Thompson.

Our long-term plans, subject to our achieving additional financing, are to exploit the project through live exhibition, broadcast, pay-per-view and video/DVD production. Our short-term plan is to complete a mini-pilot demonstration video in order to raise financing for a full scale production. If we are successful in completing development and production of the Natural Follies project we intend to pursue additional similar entertainment projects known as the SuperModel Pageant project and SuperStar Global project. These additional projects are in the early planning stages. Our company does not consider itself a "blank check company" as that term is defined in Rule 419 of Regulation C of the Securities Act of 1933, and we do not intend to merge or acquire another company in the foreseeable future.

Financial Summary

The following consolidated financial data has been derived from and should be read in conjunction with our unaudited interim financial for the six months ended June 30, 2004 and our audited financial statements for the year ended December 31, 2003:

	December 31, 2003	June 30, 2004
Balance Sheet Summary	(Audited)	(Unaudited)

Cash	$0	$0
Total Assets	$3,750	$2,731
Liabilities	$215,341	$253,254
Total Stockholders' Equity (Deficit)	($211,591)	($250,523)

	For Year Ended	For the Six Months
	December 31, 2003	Ended June 30, 2004
Statement of Operations and Deficit Summary	(Audited)	(Unaudited)

Revenue	$0	$0
Net Loss for the Period	($158,961)	($88,919)
Net Loss Since Inception (December 11, 2001)	($333,037)	($421,956)
Basic and Diluted Loss Per Share	($0.02)	($0.01)

About Us

We were incorporated on December 11, 2001 under the laws of the State of Nevada. Our principal offices are located at 155 Gran Via, Palm Desert, CA 92260. The phone number is (760) 776-9798.

The Offering

Securities Being Offered	Up to 3,564,383 shares of our common stock.

Offering Price	The offering price of the common stock is $0.25 per share.

Alternative Plan of Distribution
We intend to apply to the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the "Exchange Act"). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders. Investors should remember, however, that a market for the stock may never develop.

Minimum Number of Shares To Be Sold in This Offering	None.

Securities Issued And to be Issued	8,564,383 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Offering Period	The 3,564,383 shares offered under this prospectus are being offered for a period of nine months.

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, should it trade on an exchange or quotation service, could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business may fail

As at June 30, 2004, we were insolvent, had cash of $Nil on hand and had a substantial shareholders' equity deficit of $250,523. We are continuing to develop our business because our officers have agreed to defer their management fees and are providing funds to pay our bills as required. We will need to raise $50,000 in order to execute our business plan over the next twelve months. We currently do not have an arrangement to obtain this financing and may not be able to obtain financing in which case our business operations will be significantly delayed or fail. Even if we are successful in obtaining financing to meet our requirements over the next twelve months significant additional financing will be required for us to complete a full-scale production of our Natural Follies project. We currently do not have arrangement to obtain such financing and the failure to obtain such financing may result in our being unable to successfully complete our long-term business plan. Obtaining financing will depend on a number of factors including the market for entertainment industry stocks and the attractiveness of our business plan to investors. Because of these factors we cannot predict the timing, amount, terms or conditions of any additional financing.

Our short operating history makes our business difficult to evaluate in terms of predicting our ability to become successful thereby giving substantial risk to any investment in our company

We are currently working on our first project which is a beauty pageant style entertainment project. Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. To address these risks, we must successfully implement our business plan and marketing strategies. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

Because our two directors and officers own approximately 58% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Thompson and Mr. Hill are inconsistent with the best interests of other stockholders

Mr. Thompson and Mr. Hill are our officers and directors. They own in combination approximately 58% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters. The interests of Mr. Thompson and Mr. Hill may differ from the interests of the other stockholders.

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board, and, if traded, a public market may not materialize. If our common stock is not traded on the OTC Bulletin Board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

Our independent auditors believe there is substantial doubt that we can continue as a going concern which, if true, raises substantial doubt that a purchaser of our common stock will receive a return on his or her investment

The auditors report and Note 1 of our audited financial statements states in part that we have suffered recurring losses from operations which raises substantial doubt about our ability to continue as a going concern. Further, in their report, our auditors point out that the financial statements do not include any adjustments that might result if we do not continue as a going concern. Their report also states that the recurring losses raise substantial doubt about our ability to continue as a going concern. If we are not able to continue as a going concern it is likely any holder of our common stock will lose his or her investment in that stock.

If the public does not patronize our entertainment productions, our business plan will fail

The product we intend to produce is highly speculative in that there is no guarantee that the public will patronize or support the product by viewing it when offered or that broadcasters or video producers will be willing to buy it. In the event the viewing audience is too small to justify the costs of production, we will not be able to sell the product and our business plan will fail.

Because all of the selling shareholders are non-U.S. residents, it may be difficult for investors to enforce any rights they may have under any applicable securities laws against the selling shareholders

All of the selling shareholders are non-U.S. residents. Accordingly, it may be difficult for a purchaser of shares to enforce any rights they may have in respect of the purchase transaction under any applicable securities laws against the selling shareholders. In particular, it may be difficult to effect service of process in a foreign jurisdiction or to obtain reciprocal enforcement of a judgment of a U.S. Federal or State court in such foreign jurisdiction.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was influenced by the last sales price from our most recent private offering of common stock which was $0.25 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 3,564,383 shares of common stock. All of the selling shareholders reside outside the United States. The following table provides as of June 4, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each following the offering.

Name and Address Of Selling Stockholder (1)	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Robert Albers	200	200	NIL	NIL
Diamond H. Almas	205,500	205,500	NIL	NIL
Allan Mark Angell	225,694	225,694	NIL	NIL
Charney Arnel	100	100	NIL	NIL
Grant Ayers	4,000	4,000	NIL	NIL
Jack Bailey	100	100	NIL	NIL
Daryl Balazsi	300	300	NIL	NIL
Helene Barton	100,000	100,000	NIL	NIL
Ross Blusson	30,000	30,000	NIL	NIL
Hardy Bunn	4,000	4,000	NIL	NIL
Clint Cassia	45,052	45,052	NIL	NIL
Philip Davis	20,000	20,000	NIL	NIL
Joan M. Down	40,000	40,000	NIL	NIL
Sheldon Ephraim	500,000	500,000	NIL	NIL
Robert A. Fairweather	8,000	8,000	NIL	NIL
Anne Fallick	20	20	NIL	NIL
Tricia M. Fearnside	4,000	4,000	NIL	NIL
Garry Ferris	100	100	NIL	NIL
Henry M. Fowlds	500	500	NIL	NIL
Henry M. Fowlds Jr.	100	100	NIL	NIL
Dorothy G. Fraser	540,000	540,000	NIL	NIL
Edmund Garstin	4,000	4,000	NIL	NIL
Robert Gayton	2,000	2,000	NIL	NIL
Jim Goodie	2,000	2,000	NIL	NIL
Cameron Gustafson	4,000	4,000	NIL	NIL
Susan E. Hall	500	500	NIL	NIL
Bryan Henning	500,000	500,000	NIL	NIL
Shaun Henning	205,500	205,500	NIL	NIL
J. W. Hickey	100	100	NIL	NIL
Ross R. Holt	4,000	4,000	NIL	NIL
Peter Hughes	4,000	4,000	NIL	NIL
Dale Hunt	400	400	NIL	NIL
Kyne Hunt	100	100	NIL	NIL
Jason Ilott	2,000	2,000	NIL	NIL
Richard Ilott	2,000	2,000	NIL	NIL
Alan Isaac	8,000	8,000	NIL	NIL
Preben H. Kristensen	1,430	1,430	NIL	NIL
Michael Leader	175,000	175,000	NIL	NIL
Carole Little	4,000	4,000	NIL	NIL

Name and Address Of Selling Stockholder (1)	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering
Dennis Lovsin	3,000	3,000	NIL	NIL
Matilda Lovsin	3,000	3,000	NIL	NIL
Larry Lowden	10,000	10,000	NIL	NIL
A. Matewish	20,000	20,000	NIL	NIL
Ami Mckay	20	20	NIL	NIL
Cindy Mckay	100	100	NIL	NIL
Daniel David Mellor	200	200	NIL	NIL
Marion Mellor	100	100	NIL	NIL
Dan W. Miller	4,000	4,000	NIL	NIL
Paul Minichello	10,000	10,000	NIL	NIL
Jo-Anne Moller	40	40	NIL	NIL
Thomas Murdoch	2,000	2,000	NIL	NIL
Kini Perkins	20	20	NIL	NIL
Gaetan Perth	1,000	1,000	NIL	NIL
Robin Phinney	400	400	NIL	NIL
Roger Poirier	1,000	1,000	NIL	NIL
Teresa Powers	200	200	NIL	NIL
J. Scott Price	400	400	NIL	NIL
Oscar Ripoli	4,000	4,000	NIL	NIL
Jack Ross	10,000	10,000	NIL	NIL
John C. Samis	100	100	NIL	NIL
Elizabeth Samis-Hill	200,000	200,000	NIL	NIL
William F. Sanford	45,396	45,396	NIL	NIL
Larry Schlosser	100	100	NIL	NIL
Richard H. Sullivan	40	40	NIL	NIL
Bradley Taylor	100	100	NIL	NIL
Brock Taylor	100	100	NIL	NIL
James Thompson	500,000	500,000	NIL	NIL
Rob Threlfall	12,528	12,528	NIL	NIL
Amund Tollefsen	16,000	16,000	NIL	NIL
Gary Quo Vadis	8,691	8,691	NIL	NIL
Bill Vaughn	20,000	20,000	NIL	NIL
Peter Wong	100	100	NIL	NIL
Tony Yamashita	45,052	45,052	NIL	NIL
TOTAL	3,564,383	3,564,383	NIL	NIL

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold.

Other than Dorothy G. Fraser (the mother of our Secretary and Treasurer, David Hill) and James Thompson (the son of our President, Gordon Thompson), none of the selling shareholders or their beneficial owners:

1.	have had a material relationship with us other than as a shareholder at any time within the past three years; or

2.	have ever been one of our officers or directors or occupied a similar position in any of our predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

This Prospectus is part of a Registration Statement that enables the selling shareholders to sell their shares on a continuous or delayed basis for a period of nine months. We have advised the selling shareholders that they shall only be permitted to sell their shares in jurisdictions where it is lawful to sell such securities. Thus, the selling shareholders will be permitted to sell their shares in foreign countries if they comply with all rules and regulations of that particular jurisdiction. Additionally, the selling shareholders shall be permitted to sell their shares in the United States only upon this registration statement becoming effective.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	In short sales; or
4.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.25 per share until such time as the shares of our common stock become traded on the OTC Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the SEC's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

The selling shareholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling shareholder is distributing shares covered by this prospectus. Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling shareholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Cane and Associates, LLC, 3273 E. Warm Springs Road, Las Vegas, Nevada 89120.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The following is information regarding our two executive officers and directors and their age as of June 4, 2004:

Name	Age	Office(s) Held

Gordon W. Thompson	65	President and Director

David O. Hill	54	Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our officers and directors.

Gordon W. Thompson

Gordon W. Thompson is our President and one of our directors. Mr. Thompson was appointed as one of our directors on December 11, 2001 and as our president on December 12, 2001. Mr. Thompson has a variety of experience in the entertainment industry. From 1974 to 1980 Mr. Thompson was the owner/operator of several nightclubs and managed the promotion and bookings of all in-house entertainment and acts for several years. From 1980 to 1983 he was a partner in Execuplan Business Services. Mr. Thompson also has some experience in the management, development and startup of new companies. From 1987 to 1996, he owned Embassy Homes Ltd. From 1997 to 1999, Mr. Thompson was the president of Showstar Productions Inc. ("Showstar"), a fully integrated entertainment company, specializing in merchandising and marketing, including purchasing a manufacturing plant for silk-screening and embroidery. Showstar also booked and produced live entertainment and sports events for the casino market.

David O. Hill

David O. Hill is our Secretary, Treasurer and a director. Mr. Hill was appointed as one of our directors on December 11, 2001 and as our secretary and treasurer on December 12, 2001. Mr. Hill is the sole proprietor and sole employee of The David Hill Agency, a North Vancouver small business that conducts business under the name DHA Consulting. The David Hill Agency provides services to companies, including Norvanco, Inc., in a computer consultant capacity to companies and also acts as a sales agency for office software and related products. The David Hill Agency provides computer consulting services to Norvanco,

Inc. Mr. Hill formed LMI LegalMail, Inc., an I.S.P. (Internet Service Provider), in 1995 and resigned as an officer and director of the company in 1997. He has owned a men's wear retail operation, is certified in Novell Netware, and is also a qualified journeyman tradesman. Mr. Hill has a strong background in business management and computer, Internet and networking technologies. From 1976 – 1992 Mr. Hill was an owner/general manager of Wilfred's Formalwear Ltd.; from 1993 – 1994 was a senior sales representative for Manitoba Software; from 1994 – 1995 was senior account manager for STD Computer; from 1995 – 1997 was Vice-President of Geneva Holdings Inc./LMI LegalMail Inc. and from 1997 to present has specialized in small business product marketing through his own agency, The David Hill Agency.

Term of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Our President, Mr. Thompson, and our Secretary and Treasurer, Mr. Hill, each devote approximately 25-30 hours per week of their time to the management of our business. If, however, the demands of our business require more business time of Mr. Thompson and/or Mr. Hill, such as raising additional capital or addressing unforeseen issues with regard to our production efforts, each of them is prepared to adjust his timetable to devote more time to our business.

Committees of the Board Of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our board of directors is considering establish various committees during the current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of October 8, 2004 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. The shareholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
DIRECTORS AND OFFICERS
Common Stock	Gordon W. Thompson (2) Director and President 2255 Tamarisk Dr. Palm Springs, CA 92262	2,500,000 shares Direct	29.2%
Common Stock	David O. Hill (2) Director and Secretary, Treasurer 3131 Capilano Crescent North Vancouver, BC V7R 4X5	2,500,000 shares Direct	29.2%
Common Stock	All Officers and Directors as a Group (two persons)	5,000,000 shares	58.4%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
5% BENEFICIAL OWNERS
Common Stock	Sheldon Ephraim (2) #113 – 1251 Ross Road North Vancouver, BC V7J 1V1	500,000 shares Direct	5.8%
Common Stock	Dorothy G. Fraser (2) 102 Canyon Point 3200 Capilano Crescent North Vancouver, BC V7R 4H7	540,000 shares Direct	6.3%
Common Stock	Bryan Henning (2) 202 – 60 Richmond Street New Westminster, BC V3L 5R7	500,000 shares Direct	5.8%
Common Stock	James Thompson (2) 213 – 1076 West 14 th Avenue Vancouver, BC V6H 1P3	500,000 shares Direct	5.8%

(1)	The percentage of class is based on 8,564,383 shares of common stock issued and outstanding as of October 8, 2004.

(2)
The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock with a par value of $0.001 per share, and one hundred million (100,000,000) shares of preferred stock with a par value of $0.001 per share.

As of June 4, 2004, there were 8,564,383 shares of our common stock issued and outstanding that are held by 75 stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Holders of our common stock will possess all voting power unless the law, or a resolution is adopted by our board, provides otherwise with regard to preferred stock. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for that purpose. In the event of a liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Cordovano and Honeck, P.C., independent public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cordovano and Honeck, P.C. has presented their report with respect to our audited financial statements. The report of Cordovano and Honeck, P.C. is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

Forward Looking Statements

We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. This prospectus contains statements that constitute "forward-looking statements." These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes", "anticipates", "expects", "estimates", "plans", "may", or similar terms. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to many things. Some of these things are:

  trends affecting our financial condition or results of operations for our limited history;

  our business and growth strategies; and

  our financing plans.

We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors. Some factors that could adversely affect actual results and performance include:

  our limited operating history;

  our lack of sales to date;

  our future requirements for additional capital funding;

  the enactment of new adverse government regulations; and

  the failure of our entertainment programs to achieve sufficient market acceptance.

You should carefully consider and evaluate all of these factors.

Overview

We were incorporated on December 11, 2001 under the laws of the State of Nevada.

We are a development stage company in the business of developing low cost talent-based entertainment programs for distribution over the Internet, television, video tape, video on demand, and DVD. Our long-term plans are to exploit our projects through live exhibition, broadcast, pay-per-view and video/DVD production. Our short-term plan is to complete a demonstration video in order to raise financing for a full scale production of our Natural Follies project. If we are successful in completing development and production of the Natural Follies project we intend to pursue additional similar entertainment projects known as the SuperModel Pageant project and SuperStar Global project. These additional projects are in the early planning stages.

We are insolvent, have had no revenues and have suffered recurring losses from our operations to date. We will be required to seek additional financing from sales of our securities to satisfy our anticipated working capital requirements. For these reasons our auditors stated in their report to our audited financial statements that they have substantial doubt we will be able to continue as a going concern.

Acquisition of Natural Follies Project

The Natural Follies concept was conceived by our President, Gordon Thompson. We acquired the project from Mr. Thompson pursuant to an agreement dated April 15, 2002 (the "Acquisition Agreement"). Under the terms of the Acquisition Agreement we agreed to pay Mr. Thompson $10,000, in consideration of the rights to the project. Mr. Thompson also agreed to act as producer and general manager of the project at a management fee of $5,000 per month during the pre-production phase and $10,000 per month during production of a demonstration video. Mr. Thompson had, prior to our acquisition of the project, conceived the project, developed a preliminary script and production outline, identified potential shooting locations, established communications with talent agencies, held preliminary discussions with potential hosts and directors and obtained still photography pictures for promotional material. Prior to our entry into the Acquisition Agreement with Mr. Thompson, Mr. Thompson had expended a total of approximately $2,000 on developing the concept for the project.

Business Plan

We are presently developing an entertainment project known as the "Natural Follies" consisting of a beauty pageant style production for broadcast and sale as a television program or through DVD, video and Internet distribution.

Natural Follies is intended to be a beauty pageant including some nudity, contests (bikini, body painting), comedy and music. The production is intended to be 90 minutes in length and include some or all of the following:

1.	An initial live exhibition in the United States.

2.	Filmed and edited version of the pageant on specialty networks, pay-per-view and Internet.

3.	Mobile device voting coupled with Internet tabulation permitting interaction by broadcast as well as live audiences.

4.	Subsequent delayed broadcast on specialty networks, pay-per-view and Internet.

5.	Video and DVD production and sales.

6.	Related merchandise sales.

7.	Cross Promotion with live production venues such as Las Vegas hotels.

To date, we have expended a total of $140,000 on financing the mini-pilot demonstration video for our Natural Follies project. We presently do not have sufficient funds to complete our business plan. As at June 30, 2004, we had cash of $Nil and a working capital deficit of $250,523. In order for us to obtain commitments from networks and other program distributors that are necessary to obtain financing for a full scale production of the Natural Follies project we believe it is necessary to produce a mini-pilot demonstration video for delivery along with other promotional materials on the project to potential broadcasters, pay-per-view, video distributors and potential project financiers. We estimate that the costs of producing a demonstration video will be approximately $10,000 made up as follows:

MINI-PILOT BUDGET

Technical Crew	$1,000

Stagehands & Sets	$500

Field production (1 days)	$700

Film Stock	$200

Post production	$800

Equipment Rental	$500

Producer	$300

Director	$550

Script writer	$300

Location Mgr.	$300

Production Assistants	$2,000

Secretary	$200

Contingencies	$500

Talent	$1,000

Model fees	$300

Wardrobe	$250

Insurance	$100

Misc. expense	$500

Total	$10,000

Our business plan over the next twelve months is to obtain financing for the distribution and marketing of the mini-pilot demonstration video. In order to complete distribution and marketing of the demonstration video we will need to obtain financing of at least $50,000 being the estimated distribution and marketing costs. Our management have verbally agreed to fund the $10,000 required to complete the production of the mini-pilot. In addition, we will require financing to pay our legal, audit and administrative expenses. Our management have agreed to provide by way of loan the funding required to pay legal, audit and administrative expenses and will continue to defer receipt of management fees and rent until we have obtained financing required for such purposes.

Subject to our receiving additional financing, the following is our proposed timeline and business milestones for the production, distribution and marketing of Natural Follies over the next twelve months:

Natural Follies Proposed Production Timeline
Business Plan	Estimated Time of Completion	Milestone	Cost
Phase I	Late 2004	• Organize cast and crew for production of mini-pilot. • Obtain mini-pilot script from writers. • Set location for minimum four-day shoot. • Finalize all related contracts. • Film mini-pilot.	$10,000
Phase II	Early 2005	• Develop a professional promotional package to be produced and sent to networks and affiliates. • Provide deposits to secure the dates for the talent, technical crew and location for the full production. • Produce artwork for the video distribution. • Engage an entertainment lawyer to handle negotiations with networks and handle production advances and promotion budgets.	$50,000
Phase III	Mid 2005	• Review estimated budget for full production. • Locate celebrities for production. • Review technical crew requirements and availability, post production costs, and production staff requirements. • Hire Production manager and set up banking arrangements. • Complete second unit footage. • Detail shooting schedule, rehearsal facilities, and temporary production offices. • Complete final production. • Complete financing of project. • Retain broker services.	$684,100
Phase IV	Late 2005	• Set-up fulfillment center, merchandise line and overseas marketing. • Re-cut production for video distribution. • Arrange for distribution of video to program broker, networks and affiliates. • Set up production office in Los Angeles.	$130,000
TOTAL			$874,100

We have, to date, experienced the following significant events since our acquisition of the Natural Follies project:

1.
We expended $140,000 on: acquiring the Natural Follies project, completing the production outline for Natural Follies, commencing development of a story board (picture by picture outline of the proposed production), further developing the preliminary script for the project, surveying Las Vegas locations for live production portion of the project, commencing production of a promotional package consisting of a report to accompany a demonstration video to be sent to networks and other potential buyers of broadcast or video rights, obtaining verbal commitments for involvement by an experienced director for the project, establishing a five-day shooting schedule, making contacts with potential filming crews, entering into preliminary discussions with video distributors, entering into discussions with producers of merchandise for possible outsourcing arrangements, establishing a preliminary website at www.norvanco.net to promote the project, testing wireless voting and providing a medium for potential contestants to contact us.

2.
We entered into discussions with All Channel Films, Inc. ("ACF") to act as our exclusive program broker to distribute and market all of our productions. ACF has agreed that, subject to our entry into a formal representative agreement with ACF, ACF would market our feature productions in the U.S. and Canada on a commission basis, in the following distribution channels: video, pay-per-view, V.O.D., S.V.O.D. (residential and hotel), cable, and syndication and broadcast to companies serving these channels of distribution.

3.
We completed all of our pre-production steps for the filming of a mini-pilot demonstration video for the Natural Follies project. The pre-production steps involved surveying all locations for the shooting of the project, engaging an experienced director for the production, setting up a shooting schedule and selecting camera operators to film the production. We selected Shaun Henning to act as the director of the production for a fee of $25,000. We have also made arrangements for booking a rehearsal hall for the production in Las Vegas.

4.
Subject to our obtaining additional financing, we intend to commence the first phase of our Natural Follies production which involves the following steps: (i) finalizing all contracts relating to the production of the mini-pilot, and (ii) filming the mini-pilot. Production of the mini-pilot is expected to cost $10,000. We initially planned a full-scale pilot demonstration video for the Natural Follies production, however, we now believe that we can produce a smaller scale mini-pilot for the purpose of marketing the full-scale production of Natural Follies.

5.
Subject to our obtaining additional financing, we intend to commence the second phase of our Natural Follies production which includes: (i) developing a professional promotional package to be produced and sent to networks and affiliates, (ii) providing deposits to secure the dates for the talent, technical crew and location for the production, (iii) producing artwork for the video distribution, and (iv) engaging an entertainment lawyer to handle negotiations with networks and handle production advances and promotion budgets. This phase is expected to cost $50,000 and is intended to be completed by late 2004 to early 2005, subject to additional financing.

6.
We are in the early planning stages of two similar productions: (i) the SuperModel Pageant, conceived to be a pageant style production for aspiring models to be held on a contest style basis at glamorous locations, and (ii) the SuperStar Global, conceived to be a talent contest for mature audiences. We anticipate that the costs of producing the SuperModel Pageant will be $600,000. We do not have sufficient funds to proceed with these projects at present and the development of these projects is subject to our receiving additional financing anticipated to be raised from further shareholder and/or equity financing.

If the initial production of Natural Follies is successful, we will seek to develop the project into regular productions and/or a television program. We will also seek to sell to third parties the right to use the concept in foreign jurisdictions.

Marketing Strategy and Revenues

Our marketing strategy focuses on the following key elements:

1.	In-house internet sales;
2.	Leasing services distributors;
3.	Infomercials; and
4.	Re-Marketers or Web Portal Sales.

We intend to market our productions initially in the Western United States and then expand to include all of North America. If we are successful in marketing our productions in North America, we plan to expand our marketing efforts to include international markets in South America, Europe, Australia and Asia.

The anticipated target market for our production includes cable networks and hotels that offer pay-per-view services. In order to facilitate the sale of our product to different networks and hotels, we intend to use a program broker. We also intend to promote our productions in various entertainment related publications with domestic circulation and through ad campaigns focused on talent and modeling agencies in North America. In addition, we will seek to reach consumers to sell videos and DVDs through infomercials and advertising on the internet.

Initially, we anticipate revenue will be generated through the following channels:

Revenue Stream	Projected Fee	Estimated Cost of Production
Pay-per-view	A subscription fee of $7.95 per viewer.	20% of gross revenue (for cost of sales including sales commissions)
Hotel (Video On Demand) sales, including commissions on purchases of in-room viewings.	A subscription fee of $7.95 per viewer.	20% of gross revenue (for cost of sales including sales commissions)
DVD Sales, including direct sales from infomercials, leasing to third parties, revenue sharing agreements, remarketing of the original footage (including out- takes, behind the scenes)	$19.95 per copy sold.	$3.75 per copy.
Video Sales, including direct sales from infomercials, leasing to third parties, revenue sharing agreements, remarketing of the original footage (including out- takes, behind the scenes)	$10.95 per copy sold.	$3.75 per copy.

We believe future sources of revenue will include attendance fees for live exhibitions of our productions, foreign sales, including the broadcast rights to rebroadcast copies of the produced show in foreign markets and ancillary product sales, including the sale of souvenir items such as hats and t-shirts relating to our productions.

To date we have no formalized arrangements or agreements with any broadcasters or distributors, and we presently do not have sufficient funds to complete our business plan. As at June 30, 2004, we had cash of $Nil and a working capital deficit of $247,792. We require additional financing to market our productions to potential broadcasters, pay-per-view, VOD and DVD distributors and potential project financiers.

Competitive Advantage

We believe that our production will have the following competitive advantages:

  The marketing campaign for our Internet web site may generate interest and anticipation for the runs on network and Pay-Per-View. Also, when the network/pay-per-view promotion starts it may reciprocally generate interest and traffic to our web site.

  Providing a web site that offers a television appearance as part of the prizes, plus the attraction of Hollywood and Las Vegas, may appeal to contestants from around the world. The first pageant will be North American based while in subsequent years it is intended to be conducted in other locales as South America, Europe, Australia and Asia which may also appeal to contestants and allow for a broader pool of contestants, for our productions.

  Our production will include prizes that are intended to appeal to contestants and our intended audience and will include: opportunities to meet real agents and producers; studio makeovers; glamour shots for their portfolios, and celebrity exposure and contact.

  The finalists are intended to appear in a legitimate made-for-TV show which may further enhance the contestants' exposure and may be, in many cases, a stronger draw than the prizes themselves.

At the present time, we have not performed a formal marketing study to assess the potential market for our services. We intend to conduct a formal marketing study in the future.

Sources and Availability of Services

To date, we have accomplished our business objectives by relying on the services of our President, Mr. Thompson, and our Secretary and Treasurer, Mr. Hill. As our business progresses to production of a demonstration video and full scale production, we will be dependent on obtaining services from contractors engaged in providing services to the entertainment industry including, film and video crews, advertising and promotion firms, directors, producers and distributors of broadcast, cable and pay-per-view programming and producers and distributors of video and DVD products. Other than our arrangements with a director for the Natural Follies project, we have no formalized arrangements or agreements respecting the above services. Services of such persons are readily available in the Western United States and we expect to be able to obtain such services when required.

Competition and Distribution Methods

The entertainment industry is highly competitive and primarily characterized by large companies with significantly greater resources than are available to us. Major video retail chains primarily used to control the distribution of adult entertainment videos. The emergence of the Internet, digital cable networks, and satellites is changing the landscape of this industry. The emergence of various cable and satellite providers and the Internet has provided producers with greater access to the target market in order to distribute their product and in a more efficient manner. In addition, the individual demand for these products has increased. The increase in demand is evidenced by many hotel chains now offering adult entertainment products when they previously had not offered such products. The larger companies still maintain an advantage because their needs often dictate the prices and availability for services required. Because we will be competing in an environment characterized by large industry participants, it may be difficult for us to promote our business and obtain a profile where our products will be of interest to broadcasters and others. In order to overcome these competitive disadvantages, we intend to contract with persons and agents involved in the industry who have the contacts necessary to assist us in getting our products in front of the broadcasters and distributors. In order to facilitate the sale of our product to different networks, we have selected a program broker. We have no formalized arrangements or agreements with any broadcasters or distributors. Our success will be dependent on our ability to contract with such agents.

Patents and Trademarks

We do not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labour contracts.

Employees

We have no employees. We conduct our business through agreements with consultants and arms-length third parties.

Compliance with Government Regulation

We do not require any government approvals to conduct our business and are not aware of any existing or probable government regulations affecting our business.

Research and Development Expenditures

We have not expended any funds on research and development since our inception.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. We plan to file a registration statement on Form 8-A with the SEC to become a reporting company under the Exchange Act at the time this registration statement on Form SB-2 is declared effective by the SEC, thereby allowing stock registered by this registration statement to be sold. We currently have no plans to provide security holders with annual reports or audited financial statements until such time as we become a reporting company under the Exchange Act. Thereafter, we will file annual reports with the SEC which will include audited financial statements. We anticipate that we will deliver our annual reports with our audited financial statements to our security holders in connection with our annual general meetings. When we are a reporting company under the Exchange Act, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings.

PLAN OF OPERATIONS

Our business plan is to develop a variety of talent-based reality-type entertainment programs for broadcast over television and the Internet. Our long-term plans are to exploit the Natural Follies project through live exhibition, broadcast, pay-per-view and video/DVD production. Our short-term plan is to complete a demonstration video in order to raise financing for a full scale production. If we are successful in completing development and production of the Natural Follies Project we intend to pursue additional similar entertainment projects known as the SuperModel Pageant project and Superstar Global project.

To date, we have expended a total of $140,000 on financing the mini-pilot demonstration video for our Natural Follies project. Of the $140,000 we expended on developing Natural Follies, $40,000 is attributable to out of pocket expenses and non-cash items, and $106,400 or 76% of this amount has been paid or accrued to related parties.

We presently do not have sufficient funds to complete our business plan. As at June 30, 2004, we had cash of $Nil and a working capital deficit of $247,792. In order for us to obtain commitments from networks and other program distributors that are necessary to obtain financing for a full-scale production of the Natural Follies project, we believe it is necessary to produce a mini-pilot demonstration video for delivery, along with other promotional materials on the project, to potential broadcasters, pay-per-view, video distributors and potential project financiers. We estimate that the costs of producing a demonstration video will be approximately $10,000 made up as follows:

MINI-PILOT BUDGET

Technical Crew	$1,000

Stagehands & Sets	$500

Field production (1 days)	$700

Film Stock	$200

Post production	$800

Equipment Rental	$500

Producer	$300

Director	$550

Script writer	$300

Location Mgr.	$300

MINI-PILOT BUDGET

Production Assistants	$2,000

Secretary	$200

Contingencies	$500

Talent	$1,000

Model fees	$300

Wardrobe	$250

Insurance	$100

Misc. expense	$500

TOTAL	$10,000

Our plan of operation over the next twelve months is to obtain financing for the production, distribution and marketing of the mini-pilot demonstration video. In order to complete distribution and marketing of the demonstration video, we will need to obtain financing of at least $50,000 being the estimated distribution and marketing costs. Our management has verbally agreed to fund the $10,000 required to complete the production of the mini-pilot. In addition, we will require financing to pay the legal, audit and administrative expenses of this offering which are estimated to be $21,112. Our management have agreed to provide by way of loan the funding required to pay legal, audit and administrative expenses of this offering and will continue to defer receipt of management fees and rent until we have obtained financing required for such purposes. See "Other Expenses of Issuance and Distribution" below.

We incurred costs totalling $345,000 for office rental, business development and administrative services provided by Mr. Thompson and Mr. Hill to us from inception to June 30, 2004. As of June 30, 2004, we owed Messrs. Thompson and Mr Hill, $119,350 and $117,700, respectively, for unpaid management fees and office rental fees. During the year ended December 31, 2003, Mr. Hill, our secretary and treasurer, advanced to us $9,519 for ongoing working capital expenses. Mr. Hill advanced a further $3,000 to us during the six month period ended June 30, 2004. We repaid $9,519 of the amounts advanced by Mr. Hill during the six month period ended June 30, 2004. The advances are non-interest bearing and are due on demand. These amounts are reflected in the accompanying unaudited interim financial statements for the period ended June 30, 2004 as indebtedness to related parties. See "Certain Relationships and Related Transactions" and "Executive Compensation" below.

We plan to complete a private placement to raise sufficient financing in order to meet our financial requirements over the next twelve months. We believe that it will be easier to raise the requisite financing once we become a reporting company. We intend to raise whatever financing is necessary to meet the requirements of the business. This amount is not known at the present time. In the event we are not able to obtain financing for the production of the demonstration video within the next twelve months, our operations will be limited to continuing pre-production activities that management is able to undertake without funding, such as establishing contacts and seeking financing. We believe we can continue such activities indefinitely until funding is obtained.

During the next twelve months:

  We do not expect to undertake any product research or development other than continued refinement of the project by our management as part of ongoing pre-production activities.

  We do not plan to purchase any significant plant or equipment.

  We do not expect any significant changes in our number of employees.

Our long-term objective is to produce a full scale production of the Natural Follies project at an estimated cost of $874,100.

Since our inception, we have used our common stock to raise money for the property acquisition, for corporate expenses and to repay outstanding indebtedness.

We issued 5,000,000 shares of common stock on January 25, 2002 to Mr. Gordon Thompson and Mr. David Hill. Mr. Thompson and Mr. Hill are our directors and officers. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and in reliance on the exemption from registration and prospectus requirements contained in Sections 45(2)(10) and 74(2)(9) of the Securities Act of the Province of British Columbia, Canada at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to a total of 14 purchasers on March 29, 2002. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 235,722 shares of our common stock at a price of $0.25 per share to a total of 18 purchasers on September 30, 2002. The total amount received from this offering was $58,930.50. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 6,540 shares of our common stock at a price of $0.25 per share to a total of 29 purchasers on November 30, 2002. The total amount received from this offering was $1,635. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 322,121 shares of our common stock at a price of $0.25 per share to a total of 16 purchasers on January 20, 2004. The total amount received from this offering was $80,530.50. We completed the offering pursuant to Regulation S of the Securities Act.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. The offerings were also exempt from registration and prospectus requirements under Section 3.1 of Multilateral Instrument 45-103 issued pursuant to the Securities Act of the Province of British Columbia, Canada.

The total proceeds from the above offerings totaled $195,565 and were expended approximately as follows:

Description of Expense	Amount
Purchase, Gordon Thompson	$10,000
Legal and Professional Fees	$37,928
Bank Charges	$935
Office and Postage expense	$2,231
Telephone expenses	$3,445
Travel & Entertainment expenses	$9,164
Sales Promotion expenses	$2,744
Other Selling expenses	$12,000
Project Management Fees: David Hill DHA Consulting Gordon Thompson	$12,350 $30,000 $68,025
Other Production expenses	$6,359
TOTAL	$195,181

Financing Requirements

We have not attained profitable operations to date and have suffered significant operating losses since our inception. For these reasons our auditors stated in their report to our audited financial statements that they have substantial doubt we will be able to continue as a going concern.

Our current sources of working capital are not sufficient to satisfy our anticipated working capital needs. We will be required to seek additional financing to satisfy our anticipated working capital requirements. We may not be able to obtain additional working capital on acceptable terms, or at all. Accordingly, there is substantial doubt about our ability to continue as a going concern. We anticipate that any additional financing would be through the sales of our common or preferred stock or placement of convertible debt.

We presently do not have any arrangements in place for the sale of any of our securities and there is no assurance that we will be able to raise any additional capital that we require to continue operations. In the event that we are unable to raise additional financing on acceptable terms, then we may have to scale back our plan of operations and operating expenditures. We anticipate that we will continue to incur losses until such time as the revenues we are able to generate from the distribution and licensing of our planned productions exceed our increased operating expenses. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We maintain our corporate office at 155 Gran Via, Palm Desert, CA 92260, which is the home of our President, Mr. Thompson. This home office is being provided by Mr. Thompson at a rate of $750 per month, and is used as our head office. We also maintain an office at 3131 Capilano Crescent, North Vancouver, British Columbia, Canada, which is the home of our Secretary, Mr. Hill. Mr. Hill provides the use of his home office at a rent of $750 per month. We believe these facilities are adequate in size to handle all of our current operations for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

  Any of our promoters; and

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

We rent office space at the home offices of our President, Mr. Thompson and our Secretary, Mr. Hill, at a rate of $750 per month. To June 30, 2004, the rent has been accrued but not paid. As of June 30, 2004 we were indebted to Messrs. Hill and Thompson in the amount of $36,100 in respect of accrued rent. Messrs. Thompson and Hill, through their role in the founding and organization of our company, are also considered promoters of our company.

We incurred costs totalling $345,000 for office rental, business development and administrative services provided by Mr. Thompson and Mr. Hill to us from inception to June 30, 2004. As of June 30, 2004, we owed Messrs. Thompson and Mr Hill, $119,350 and $117,700, respectively, for unpaid management fees and office rental fees. During the year ended December 31, 2003, Mr. Hill, our secretary and treasurer, advanced to us $9,519 for ongoing working capital expenses. Mr. Hill advanced a further $3,000 to us during the six month period ended June 30, 2004. We repaid $9,519 of the amounts advanced by Mr. Hill during the six month period ended June 30, 2004. The advances are non-interest bearing and are due on demand. These amounts are reflected in the accompanying financial statements for the years ended December 31, 2003 and 2002 and the interim period ended June 30, 2004, as indebtedness to related parties.

From inception to June 30, 2004, we paid the David Hill Agency, a company controlled by Mr. Hill, $36,500 of the $162,519 owed to Mr. Hill for management consulting services and working capital advances provided by Mr. Hill to us. These amounts are reflected in the accompanying financial statements for the years ended December 31, 2003 and 2002 and the interim period ended June 30, 2004, as indebtedness to related parties.

During January 2002, we sold 5,000,000 shares of our $0.001 par value common stock to our two officers (2,500,000 shares each) for $5,000 ($0.001 per share).

On February 19, 2002, we acquired all of the rights, title and interest in the Natural Follies Project from our president, Mr. Thompson, for $10,000. In addition, Mr. Thompson agreed to serve as the producer and general manager of the Natural Follies project. Under the terms of the Acquisition Agreement, Mr. Thompson will receive a management fee $5,000 per month during the pre-production phase and $10,000 per month once production of a demonstration video commences. Mr. Thompson had, prior to our acquisition of the project, conceived the project, developed a preliminary script and production outline, identified potential shooting locations, established communications with talent agencies, held preliminary discussions with potential hosts and directors and obtained still photography pictures for promotional material. Prior to our entry into the Acquisition Agreement with Mr. Thompson, Mr. Thompson had expended a total of approximately $2,000 on developing the concept for the project.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we may not be successful in obtaining status on a public quotation system or exchange, or if we are successful, a public market for our stock may not materialize.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

If our stock becomes categorized as a penny stock, these disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. This could result in stockholders having a difficult time in selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we had 75 registered shareholders.

Rule 144 Shares

8,235,722 shares of our common stock are currently available for resale to the public, subject to the manner of sale provisions, public information, volume and trading limitations of Rule 144 of the Securities Act. A further 6,540 and 322,121 shares of our common stock will also be available for resale to the public in accordance with the manner of sale provisions, public information, volume and trading limitations of Rule 144 of the Securities Act after November 30, 2004 and January 31, 2005, respectively.

Under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 85,643 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 also must comply with a manner of sale provisions and notice requirements in addition to the requirement that there be an availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the total shares that may be sold under Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the Exchange Act in order that our common stock is eligible for trading on the over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, it will be necessary for us to raise additional capital in order for us to continue with our business plan. We believe that obtaining reporting company status under the Exchange Act and trading on the over-the-counter bulletin board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information as to the following individuals (our "named executive officers") for the three most recently completed fiscal years ended December 31, 2003, 2002 and 2001:

(i)	our chief executive officer and chief financial officer; and

(ii)	our most highly compensated executive officers.

No other compensation was paid to our named executive officers other than the compensation set forth below.

Annual Compensation Table

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus	Other Annual Compen- sation	Restricted Stock Awarded	Options / SARs (#)	LTIP payouts ($)	All Other Compen- sation
Gordon W. Thompson	President, Chief Executive Officer and Director	2003 2002 2001	$60,000(1) $60,000(1) $0	$0 $0 $0	$9,000(1) $9,000(1) 0	0 0 0	0 0 0	$0 $0 $0	$0 $0 $0
David O. Hill	Chief Financial Officer, Secretary, Treasurer and Director	2003 2002 2001	$60,000(2) $60,000(2)(3) $0	$0 $0 $0	$9,000(2) $9,000(2) 0	0 0 0	0 0 0	$0 $0 $0	$0 $0 $0

Notes:

(1)
Consists of management consulting fees of $5,000 per month and rent in respect of our use of Mr. Thompson's home office at a rate of $750 per month. Mr. Thompson's management consulting fees will increase to $10,000 per month during production of our mini-pilot.

	(2)	Consists of management consulting fees of $5,000 per month paid to Mr. Hill and rent in respect of our use of Mr. Hill's home office of $750 per month.

(3)
During the year ended December 31, 2002, we paid to the David Hill Agency, a company controlled by Mr. Hill, $24,500 of the $60,000 owed to Mr. Hill for management consulting services and working capital advances provided by Mr. Hill to us. See "Certain Relationships and Related Transactions".

Stock Option Grants

We did not grant any stock options to the named executive officers during our most recent financial reporting period ending December 31, 2003. We have also not granted any stock options to the executive officers since our inception.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Audited financial statements for the period ended December 31, 2003, including:

	a.	Independent Auditors' Report;

	b.	Balance Sheet;

	c.	Statements of Operations;

	d.	Statements of Changes in Shareholders' Deficit;

	e.	Statements of Cash Flows; and

	f.	Notes to Financial Statements.

2.	Unaudited financial statements for the six month period ended June 30, 2004, including:

	a.	Balance Sheets;

	b.	Statements of Operations;

	c.	Statements of Cash Flows; and

	d.	Notes to Financial Statements.

NORVANCO INC.
(A Development Stage Company)
Index to Financial Statements

Audited Financial Statements for the Years Ended December 31, 2003 and 2002

Interim Unaudited Financial Statements for the Six Months Ended June 30, 2004 and 2003

Independent Auditors' Report

The Board of Directors and Shareholders
Norvanco Inc.:

We have audited the accompanying balance sheets of Norvanco Inc. (a development stage company) as of December 31, 2003, and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the years ended December 31, 2003 and 2002, and from December 11, 2001 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norvanco Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, and from December 11, 2001 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Cordovano and Honeck, P.C."

Cordovano and Honeck, P.C.
Denver, Colorado
February 9, 2004

NORVANCO INC.
(A Development Stage Company)
Balance Sheet

December 31, 2003

Assets

Intangible asset, net of accumulated amortization
of $6,250 (Note 2)	$3,750

Liabilities and Shareholders' Deficit
Current liabilities:
Bank overdraft	$13,238
Accounts payable and accrued liabilities	2,804
Indebtedness to related parties (Note 2)	199,299
Total current liabilities	215,341

Shareholders' deficit (Note 3):
Preferred stock, $.001 par value, 100,000,000 shares authorized;
-0- shares issued and outstanding	-
Common stock, $.001 par value, 100,000,000 shares authorized;
8,364,383 shares issued and outstanding	8,364
Additional paid-in capital	114,365
Deficit accumulated during development stage	(333,037)
Cumulative translation adjustment	(1,283)
Total shareholder's deficit	(211,591)
$3,750

See accompanying notes to financial statements

NORVANCO INC.
(A Development Stage Company)
Statements of Operations

			December 11,
			2001
			(Inception)
	For the Years Ended		through
	December 31,		December 31,
	2003	2002	2003

Costs and expenses:
Organization costs	$-	$-	$1,160
Officer compensation (Note 2)	120,000	120,000	240,000
Rent (Note 2)	18,000	18,000	36,000
Amortization	3,333	2,917	6,250
General and administrative expenses	16,921	31,959	48,880

Total costs and expenses	158,254	172,876	332,290

Loss before interest expense and income taxes	(158,254)	(172,876)	(332,290)

Interest expense	(707)	(40)	(747)

Loss before income taxes	(158,961)	(172,916)	(333,037)

Provision for income taxes (Note 4)	-	-	-

Net loss	$(158,961)	$(172,916)	$(333,037)

Basic and diluted loss per share	$(0.02)	$(0.02)

Weighted average common shares outstanding	8,258,838	7,145,892

See accompanying notes to financial statements

NORVANCO INC.
(A Development Stage Company)
Statement of Changes in Shareholders' Deficit

							Cumulative
						Deficit	Translation
						Accumulated	Adjustment
					Additional	During	Other
	Preferred Stock		Common Stock		paid-in	Development	Comprehensive
	Shares	Amount	Shares	Amount	capital	Stage	Loss	Total

Balance at December 31, 2001 (inception)	-	$-	-	$-	$-	$-	$-	$-

Comprehensive loss:
Net loss, period ended December 31, 2001	-	-	-	-	-	(1,160)	-	(1,160)
Total comprehensive loss	-	-	-	-	-	-	-	(1,160)

Balance at December 31, 2001	-	-	-	-	-	(1,160)	-	(1,160)

January 2002, common stock sold to the
Company's officers at $.001/share (Note 2)	-	-	5,000,000	5,000	-	-	-	5,000
March 2002, common stock sold in
private offering at $.01/share (Note 3)	-	-	3,000,000	3,000	27,000	-	-	30,000
September 2002, common stock sold in
private offering at $.25/share (Note 3)	-	-	235,722	236	58,694	-	-	58,930
November 2002, common stock sold in
private offering at $.25/share (Note 3)	-	-	6,540	6	1,629	-	-	1,635
Offering costs incurred	-	-	-	-	(3,366)	-	-	(3,366)
Comprehensive loss:
Net loss, year ended December 31, 2002	-	-	-	-	-	(172,916)	-	(172,916)
Cumulative translation adjustment	-	-	-	-	-	-	(26)	(26)
Total comprehensive loss	-	-	-	-	-	-	-	(172,942)

Balance at December 31, 2002	-	-	8,242,262	8,242	83,957	(174,076)	(26)	(81,903)

July 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	17,430	17	4,340	-	-	4,357
August 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	24,000	24	5,976	-	-	6,000
September 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	40,691	41	10,132	-	-	10,173
October 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	20,000	20	4,980	-	-	5,000
November 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	10,000	10	2,490	-	-	2,500
December 2003, common stock sold in
private offering at $.25/share (Note 3)	-	-	10,000	10	2,490	-	-	2,500
Comprehensive loss:
Net loss, year ended December 31, 2003	-	-	-	-	-	(158,961)	-	(158,961)
Cumulative translation adjustment	-	-	-	-	-	-	(1,257)	(1,257)
Total comprehensive loss	-	-	-	-	-	-	-	(160,218)

Balance at December 31, 2003	-	$-	8,364,383	$8,364	$114,365	$(333,037)	$(1,283)	$(211,591)

See accompanying notes to financial statements

NORVANCO INC.
(A Development Stage Company)
Statements of Cash Flows

			December 11,
			2001
			(Inception)
	For the Years Ended		throu gh
	December 31,		December 31,
	2003	2002	2003

Cash flows from operating activities:
Net loss	$(158,961)	$(172,916)	$(333,037)
Adjustments to reconcile net loss to net cash
used by operating activities:
Amortization	3,333	2,917	6,250
Changes in operating liabilities:
Accounts payable	304	1,340	2,804
Indebtedness to related parties	116,299	83,000	199,299
Bank overdraft	9,752	3,486	13,238
Net cash provided by (used in)
operating activities	(29,273)	(82,173)	(111,446)

Cash flows from investing activities:
Cash paid for intangible asset	-	(10,000)	(10,000)
Net cash used in
investing activities	-	(10,000)	(10,000)

Cash flows from financing activities:
Proceeds from the sale of common stock	30,530	95,565	126,095
Cash paid for offering costs	-	(3,366)	(3,366)
Net cash provided by
financing activities	30,530	92,199	122,729

Effect of exchange rate changes on cash	(1,257)	(26)	(1,283)

Net change in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$707	$40	$747
Income taxes	$-	$-	$-

See accompanying notes to financial statements

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

(1) Summary of Significant Accounting Policies

Organization and Basis of Presentation

Norvanco Inc. (the "Company") was incorporated on December 11, 2001 in the State of Nevada to development business opportunities in the entertainment industry. On February 19, 2002, the Company acquired all of the rights, titles and interests in an entertainment project called "Natural Follies" (the "Project") (see Note 2).

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with losses since inception. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company intends to complete a private placement offering of its common stock to raise sufficient financing in order to meet its financial requirements over the next twelve months and to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Development Stage Company

The Company is in the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards ("SFAS") No. 7 Accounting and Reporting by Development Stage Enterprises.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and contingent liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired, to be cash equivalents. The Company had no cash equivalents at December 31, 2003.

Intangible Assets

On February 19, 2002, the Company acquired all of the rights, titles and interests in the Project (see Note 2). The rights received in the Project were capitalized and are amortized over a period of three years. Amortization expense totaled $3,333, $2,917, and $6,250, respectively, for the years ended December 31, 2003 and 2002, and the period from December 11, 2001 (inception) through December 31, 2003.

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

Offering Costs

The Company incurred legal fees related to the preparation of its private placement memorandums. Such costs were initially deferred until the offerings were completed, at which time they were recorded as a reduction of gross proceeds from the offerings.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS 109). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Foreign Currency Translation

The accounts of the Company's foreign operations have been translated into United States dollars. Assets and liabilities of those operations are translated in U.S. dollars using exchange rates as of the balance sheet date; income and expenses are translated using the average exchange rates for the reporting period. Translation adjustments are deferred in accumulated other comprehensive income (loss), a separate component of shareholders' equity.

Financial Instruments

The Company's financial instruments consist of bank overdrafts, accounts payable, and indebtedness to related parties. The indebtedness to related parties is not evidenced by a note payable or other security. At December 31, 2003, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Significant Accounting Policies that may have a Material Impact on Future Financial Statements

In June 2000, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 00-2 "Accounting by Producers or Distributors of Films" ("SOP 00-2"). SOP 00-2 established new accounting standards for producers or distributors of films, including changes in revenue recognition, capitalization and amortization of costs of acquiring films and television programs and accounting for exploitation costs, including advertising and marketing expenses.

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

SOP 00-2 requires that advertising costs be expensed in accordance with SOP 93-7, "Reporting on Advertising Costs" while all other exploitation costs are to be expensed as incurred. Development costs for abandoned projects and indirect overhead costs are to be charged to expense instead of being capitalized to film costs.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"), which summarized the SEC staff's view in applying generally accepted accounting principles to revenue recognition in financial statements.

Revenue is recognized in accordance with SOP 00-2 and SAB 101. Revenues from foreign theatrical, home video, television and pay television licensing contracts are recognized when the film is available for exhibition by the licensee and when certain other conditions are met. Revenues from domestic theatrical distribution of films are recognized as the films are exhibited.

Cash payments, advances or other fees are recorded as and when collected, unless all the conditions of revenue recognition have not been met. In the case of the latter, revenues are recorded as deferred revenue until all conditions are met.

Film costs include (1) development cost, (2) cost of production, (3) investment in distribution rights, and (4) marketing and distribution expenses. Film costs are amortized, and estimated residual and participation costs are accrued, on an individual film basis in the ratio that the current year's gross film revenues bear to management's estimate of total ultimate gross film revenues from all sources.

Film costs are stated at the lower of cost or estimated net realizable value on an individual film basis. Ultimate revenue and cost forecasts for films are periodically reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and costs indicate that a film will result in an ultimate loss, additional amortization is provided to fully recognize such loss.

Revenue from the sale or licensing of motion pictures and television programs is recognized upon meeting all recognition requirements of SOP 00-2. Revenue from the theatrical release of motion pictures is recognized at the time of exhibition based on the company's participation in box office receipts.

(2) Related Party Transactions

Two officers provided the use of office space and equipment to the Company during the years ended December 31, 2003 and 2002. The use of the facilities was valued at $1,500 per month based on the market rate in the local area. At December 31, 2003, the Company owed the officers $36,000 for use of the facilities, which is included in the accompanying financial statements as Indebtedness to Related Parties.

The president agreed to serve as the producer and general manager of the Project. Under the terms of the acquisition agreement, the president will receive a management fee $5,000 per month during the pre-production phase and $10,000 per month once production of the pilot commences. The Company incurred compensation expenses totaling $120,000, $120,000, and $240,000, respectively, for management fees, business development and administrative services provided by the Company's two officers during the years ended December 31, 2003 and 2002, and from December 11, 2001 (inception) through December 31, 2003. The Company paid the officers $31,220 and $55,000 during the years ended December 31, 2003 and 2002, respectively. As of December 31, 2003, the Company owed the officers $153,780 for unpaid services, which is included in the accompanying financial statements as Indebtedness to Related Parties.

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

During the year ended December 31, 2003, an officer advanced the Company $9,519 for working capital. The advances are non-interest bearing and are due on demand. The advances are included in the accompanying financial statements as Indebtedness to Related Parties.

The following schedule discloses on the payments made and liabilities owed to the Company's officers for the years ended December 31, 2003 and 2002:

	President	Secretary	Total
Rent
Rent incurred for the year ended December 31, 2002	$9,000	$9,000	$18,000
Payments made during 2002	-	-	-
Rent payable to officers at December 31, 2002	9,000	9,000	18,000
Rent incurred for the year ended December 31, 2003	9,000	9,000	18,000
Payments made during 2003	-	-	-
Rent payable to officers at December 31, 2003	$18,000	$18,000	$36,000

Compensation
Compensation incurred for the year ended December 31, 2002	$60,000	$60,000	$120,000
Payments made during 2002	(27,500)	(27,500)	(55,000)
Compensation payable to officers at December 31, 2002	32,500	32,500	65,000
Compensation incurred for the year ended December 31, 2003	60,000	60,000	120,000
Payments made during 2003	(15,200)	(16,020)	(31,220)
Compensation payable to officers at December 31, 2003	$77,300	$76,480	$153,780

Working capital advances
Advances received durin g the year ended December 31, 2002	$-	$-	$-
Payments made during 2002	-	-	-
Advances payable to officers at December 31, 2002	-	-	-
Advances received durin g the year ended December 31, 2003	-	9,519	9,519
Payments made during 2002	-	-	-
Advances payable to officers at December 31, 2003	$-	$9,519	$9,519

Total amounts owed to officers at December 31, 2003	$95,300	$103,999	$199,299

During January 2002, the Company sold 5,000,000 shares of its $.001 par value common stock to its two officers (2,500,000 shares each) for $5,000 ($.001 per share).

On February 19, 2002, the Company acquired all of the rights, titles and interests in the Project from the Company's president. Because the transaction occurred between related parties, the rights, titles and interest in the Project were valued based on the carrying value as held by the president, or $10,000.

The following schedule provides information on the intangible asset (the Project) acquired by the Company during the years ended December 31, 2003 and 2002:

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

	December 31,
	2003		2002
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortized intangible assets:
Rights, title and interests in the Project	$10,000	$6,250	$10,000	$2,917

Unamortized intangible assets:
None	$-	$-	$-	$-

Aggregate amortization expense:
For the year ended December 31, 2002	$2,917
For the year ended December 31, 2003	$3,333

Estimated amortization expense:
For the year ended December 31, 2004	$3,333
For the year ended December 31, 2005	$417

No research and development assets were acquired or written off during the periods presented.

No asset impairments were recognized during the periods presented.

(3) Shareholders' Equity

Preferred Stock

The Board of Directors is authorized to issue shares of preferred stock in series and to fix the number of shares in such series as well as the designation, relative rights, powers, preferences, restrictions, and limitations of all such series. The Company had no preferred shares issued and outstanding at December 31, 2003.

Private Placement Offerings

During the period from July through December 2003, the Company conducted a private placement offering whereby it sold 122,121 shares of its $.001 par value common stock for $.25 per share pursuant to an exemption from registration claimed under Regulation S of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officers and directors. The Company received proceeds from the offering totaling $30,530.

During the period from May through November 2002, the Company conducted a private placement offering whereby it sold 242,262 shares of its $.001 par value common stock for $.25 per share pursuant to an exemption

NORVANCO INC.
(A Development Stage Company)
Notes to Financial Statements

from registration claimed under Regulation S of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officers and directors. The Company received proceeds from the offering totaling $60,565.

During February and March 2002, the Company conducted a private placement offering whereby it sold 3,000,000 shares of its $.001 par value common stock for $.01 per share pursuant to an exemption from registration claimed under Regulation S of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officers and directors. The Company received proceeds from the offering totaling $30,000.

(4) Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	Years Ended
	December 31,
	2003	2002
U.S. federal statutor y graduated rate	26.21%	27.21%
Net operating loss for which no tax
benefit is currentl y available	-26.61%	-27.21%
	0.00%	0.00%

At December 31, 2003, deferred taxes consisted of a net tax asset of $89,536, due to operating loss carryforwards of $333,037, which was fully allowed for, in the valuation allowance of $89,536. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended December 31, 2003 and 2002, and the period from December 11, 2001 (inception) through December 31, 2001 totaled $42,297, $47,065 and $174, respectively. The current tax benefit also totaled $42,297, $47,065 and $174 for the years ended December 31, 2003 and 2002, and the period from December 11, 2001 (inception) through December 31, 2001, respectively. The net operating loss carryforward expires through the year 2023.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(5) Subsequent Events

During January 2004, the Company continued its private placement offering and sold an additional 200,000 shares of its $.001 par value common stock for $.25 per share pursuant to an exemption from registration claimed under Regulation S of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officers and directors. The Company received proceeds from the offering totaling $50,000.

NORVANCO INC.
(A Development Stage Company)
Condensed Balance Sheet
(Unaudited)

June 30, 2004

Assets

Furniture and equipment, net	$648
Intangible asset, net	2,083

$2,731

Liabilities and Shareholders' Deficit

Current liabilities:
Bank overdraft	$15,279
Accounts payable and accrued liabilities	6,925
Indebtedness to related parties (Note 2)	231,050

Total current liabilities	253,254

Shareholders' deficit:
Preferred stock	-
Common stock	8,564
Additional paid-in capital	164,165
Deficit accumulated during development stage	(421,956)
Cumulative translation adjustment	(1,296)

Total shareholder's deficit	(250,523)

$2,731

See accompanying notes to condensed financial statements

NORVANCO INC.
(A Development Stage Company)
Condensed Statements of Operations (Unaudited)

					December 11,
					2001
					(Inception)
	For the Three Months Ended		For the Six Months Ended		through
	June 30,		June 30,		June 30,
	2004	2003	2004	2003	2004

Costs and expenses:
Organization costs	$-	$-	$-	$-	$1,160
Officer compensation (Note 2)	30,000	30,000	60,000	60,000	300,000
Rent (Note 2)	4,500	4,500	9,000	9,000	45,000
Depreciation and amortization	868	833	1,701	1,666	7,951
General and administrative expenses	11,650	3,117	18,007	4,307	66,887
Total costs and expenses	47,018	38,450	88,708	74,973	420,998

Loss before interest expense and income taxes	(47,018)	(38,450)	(88,708)	(74,973)	(420,998)

Interest expense	(168)	(195)	(211)	(345)	(958)

Loss before income taxes	(47,186)	(38,645)	(88,919)	(75,318)	(421,956)

Provision for income taxes (Note 3)	-	-	-	-	-

Net loss	$(47,186)	$(38,645)	$(88,919)	$(75,318)	$(421,956)

Basic and diluted loss per share	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average common shares outstanding	8,564,383	8,242,262	8,564,383	8,242,262

See accompanying notes to condensed financial statements

NORVANCO INC.
(A Development Stage Company)
Condensed Statements of Cash Flows (Unaudited)

			December 11,
			2001
			(Inception)
	For the Six Months Ended		through
	June 30,		June 30,
	2004	2003	2004

Net cash provided by (used in)
operating activities	$(49,305)	$786	$(160,751)

Cash flows from investing activities:
Cash paid for furniture and equipment	(682)	-	(682)
Cash paid for intangible asset	-	-	(10,000)
Net cash used in
investing activities	(682)	-	(10,682)

Cash flows from financing activities:
Proceeds from the sale of common stock	50,000	-	176,095
Cash paid for offering costs	-	-	(3,366)
Net cash provided by
financing activities	50,000	-	172,729

Effect of exchange rate changes on cash	(13)	(786)	(1,296)

Net change in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$211	$345	$790
Interest	$-	$-	$-

See accompanying notes to condensed financial statements

NORVANCO INC.
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

Note 1: Basis of presentation

The financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its annual audited financial statements dated December 31, 2003 included in its Form SB-2, Amendment No. 3, and should be read in conjunction with the notes thereto.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of results to be expected for the year.

The Company is in the development stage in accordance with Statements of Financial Accounting Standards (SFAS) No. 7 "Accounting and Reporting by Development Stage Enterprises". As of June 30, 2004, the Company has devoted substantially all of its efforts to financial planning, raising capital and developing markets.

Financial data presented herein are unaudited.

Note 2: Related party transactions

Two officers have provided the use of office space and equipment to the Company since inception. The use of the facilities was valued at $1,500 per month based on the market rate in the local area. At June 30, 2004, the Company owed the officers $36,100 for use of the facilities, which is included in the accompanying condensed financial statements as Indebtedness to Related Parties.

The Company incurred costs totaling $60,000, $60,000, and $300,000, respectively, for business development and administrative services provided by the Company's officers during the six months ended June 30, 2004 and 2003, and from December 11, 2001 (inception) through June 30, 2004. As of June 30, 2004, the Company owed the officers $191,950 for unpaid services, which is included in the accompanying condensed financial statements as Indebtedness to Related Parties.

During the year ended December 31, 2003, an officer advanced the Company $9,519 for working capital. During the six months ended June 30, 2004, an officer advanced an additional $3,000 and the Company repaid $9,519. The advances are non-interest bearing and are due on demand. The remaining balance owed of $3,000 is included in the accompanying condensed financial statements as Indebtedness to Related Parties.

The following schedule provides on the payments made and liabilities owed to related parties for the six months ended June 30, 2004:

NORVANCO INC.
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

	Officer #1	Officer #2	Total
Rent
Rent payable to officers at December 31, 2003	$18,000	$18,000	$36,000
Rent incurred for the six months ended June 30 , 2004	4,500	4,500	9,000
Payments made during 2004	(4,450)	(4,450)	(8,900)
Rent payable to officers at June 30, 2004	$18,050	$18,050	$36,100

Compensation
Compensation payable to officers at December 31, 2003	$77,300	$76,480	$153,780
Compensation incurred for the six months ended June 30, 2004	30,000	30,000	60,000
Payments made during 2004	(6,000)	(15,830)	(21,830)
Compensation payable to officers at June 30, 2004	$101,300	$90,650	$191,950

Working capital advances
Advances payable to officers at December 31, 2003	$-	$9,519	$9,519
Advances received durin g the six months ended June 30, 2004	-	3,000	3,000
Payments made during 2004	-	(9,519)	(9,519)
Advances payable to officers at June 30, 2004	$-	$3,000	$3,000

Total amounts owed to officers at June 30, 2004	$119,350	$111,700	$231,050

Note 3: Income taxes

The Company records its income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.

Note 4: Shareholders' deficit

During January 2004, the Company completed its private placement offering and sold 200,000 shares of its $.001 par value common stock for $.25 per share pursuant to an exemption from registration claimed under Regulation S of the Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. The shares were sold through the Company's officers and directors. The Company received proceeds from the offering totaling $50,000.

Following is a schedule of changes in shareholders' deficit for the six months ended June 30, 2004:

NORVANCO INC.
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

					Cumulative
				Deficit	Translation
				Accumulated	Adjustment
			Additional	During	Other
	Common stock		Paid-In	Development	Comprehensive
	Shares	Amount	Capital	Stage	Income	Total
Balance , January 1, 2004	8,364,383	$8,364	$114,365	$(333,037)	$(1,283)	$(211,591)
Sale of common stock	200,000	200	49,800	-	-	50,000
Comprehensive loss:
Net loss for the six months
ended June 30 , 2004	-	-	-	(88,919)	-	(88,919)
Cumulative translation ad justment	-	-	-	-	(13)	(13)
Total comprehensive loss	-	-	-	-	-	(88,932)
Balance, June 30, 2004	8,564,383	$8,564	$164,165	$(421,956)	$(1,296)	$(250,523)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.             Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance may be made by us to an officer of our company, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

Item 25.             Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Expenses (1)	US($)
SEC Registration Fee	$112.90
Transfer Agent Fees	$1,000
Accounting fees and expenses	$2,000
Legal fees and expenses	$18,000
Total	$21,112.90

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale. Our management have agreed to provide by way of loan the funding required to pay legal, audit and administrative expenses of this offering and will continue to defer receipt of management fees and rent until we have obtained financing required for such purposes.

Item 26.             Recent Sales Of Unregistered Securities

We issued 5,000,000 shares of common stock on January 25, 2002 to Mr. Gordon Thompson and Mr. David Hill. Mr. Thompson and Mr. Hill are our directors and officers. These shares were issued pursuant to Section 4(2) of the Securities Act and in reliance on the exemption from registration and prospectus requirements contained in Sections 45(2)(10) and 74(2)(9) of the Securities Act of the Province of British Columbia, Canada (the "B.C. Act") at a price of $0.001 per share, for total proceeds of $5,000. The 5,000,000 shares of common stock are restricted shares as defined in the Securities Act.

We completed an offering of 3,000,000 shares of our common stock at a price of $0.01 per share to a total of 14 purchasers on March 29, 2002. The total amount received from this offering was $30,000. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 235,722 shares of our common stock at a price of $0.25 per share to a total of 18 purchasers on September 30, 2002. The total amount received from this offering was $58,930.50. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 6,540 shares of our common stock at a price of $0.25 per share to a total of 29 purchasers on November 30, 2002. The total amount received from this offering was $1,635. We completed the offering pursuant to Regulation S of the Securities Act.

We completed an offering of 322,121 shares of our common stock at a price of $0.25 per share to a total of 16 purchasers on January 20, 2004. The total amount received from this offering was $80,530.50. We completed the offering pursuant to Regulation S of the Securities Act.

All sales under each of the offerings made pursuant to Regulation S of the Securities Act were made in reliance of Category 3 of Rule 903 of Regulation S on the basis that:

(a)	each sale was an offshore transaction;

(b)	no directed selling efforts were made by us in completing any sales; and

(c)	offering restrictions were implement.

These offering restrictions included endorsing all stock certificates representing the purchased shares with the legend required by Rule 905 of Regulation S. Each purchaser:

(a)	certified to us that purchaser is not a U.S. person as defined in Regulation S;

(b)
agreed to resell the purchased shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration;

(c)	agreed not to engage in hedging transactions with regard to the shares unless in compliance with the Act; and

(d)
agreed that we were required to refuse to register any transfer of the shares not in compliance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. We did not engage in a distribution of these offerings in the United States.

Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers. The offerings were also exempt from registration and prospectus requirements under Section 3.1 of Multilateral Instrument 45-103 issued pursuant to the B.C. Act.

The total proceeds from the above offerings totaled $195,565 and were expended approximately as follows:

Description of Expense	Amount
Purchase, Gordon Thompson	$10,000
Legal and Professional Fees	$37,928
Bank Charges	$935
Office and Postage expense	$2,231
Telephone expenses	$3,445
Travel & Entertainment expenses	$9,164
Sales Promotion expenses	$2,744
Other Selling expenses	$12,000
Project Management Fees: David Hill DHA Consulting Gordon Thompson	$12,350 $30,000 $68,025
Other Production expenses	$6,359
TOTAL	$195,181

Item 27.             Exhibits

Exhibit
Number	Description
3.1	Articles of Incorporation. (1)
3.2	By-Laws. (1)
5.1	Opinion of Cane O'Neill Taylor, LLC, with consent to use. (1)
10.1	Agreement between Gordon Thompson and Norvanco Inc. dated as of April 15, 2002. (1)
10.2	Agreement between Maia Mobile Corp. and Norvanco Inc. dated as of May 27, 2002. (1)
10.3	Director Deal Memorandum between Norvanco Inc. and Shaun Henning dated as of October 19, 2004.
10.4	Letter of Intent between Norvanco Inc. and All Channel Films, Inc. and Form of Representative Agreement.
23.1	Consent of Cordovano and Honeck, P.C., Independent Auditors.

(1)	Previously submitted as an exhibit to our Registration Statement on Form SB-2 originally filed with the SEC on April 8, 2003.

Item 28.             Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Desert, California on October 20, 2004.

NORVANCO INC.

By:	/s/ Gordon W. Thompson
Gordon W. Thompson
President and Director
(Principal Executive Officer)

By:	/s/ David O. Hill
David O. Hill
Secretary, Treasurer and Director
(Principal Financial Officer)
(Principal Accounting Officer)